EXHIBIT  32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of ENHANCE SKIN PRODUCTS INC. (the "Company") on Form 10-Q for the quarter ended July 31, 2011, as filed with the  Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Samuel S. Asculai, Chief Executive Officer of the Company, Certify,  pursuant  to 18 U.S.C.  1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Dr. Samuel S. Asculai
Date: September 14, 2011		Dr. Samuel S. Asculai
Chief Executive Officer